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                                                                    EXHIBIT 11.1

                           SOFTKEY INTERNATIONAL INC.

                                     STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)
                                         (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                           THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                                JUNE 30,                      JUNE 30,
                                                                      ---------------------------    ---------------------------
                                                                          1996            1995           1996            1995
                                                                      -----------     -----------    -----------     -----------
FULLY DILUTED

Net income (loss)                                                     $  (144,185)    $     5,036    $  (220,506)    $    12,795

Weighted average common and Exchangeable Shares outstanding            39,687,000      22,870,000     36,287,000      22,490,000

Incremental shares calculated by the Treasury Stock
      Method applied to options, convertible debentures
      and warrants issued, using the greater of the closing
      and average fair value                                                   --       1,230,000             --       1,311,000
                                                                      -----------     -----------    -----------     -----------

Common and common share equivalents  outstanding for
       purposes of calculating fully diluted earnings per
       share                                                           39,687,000      24,100,000     36,287,000      23,801,000
                                                                      -----------     -----------    -----------     -----------

Fully diluted earnings (loss) per share                               $     (3.63)    $      0.21    $     (6.08)    $      0.54
                                                                      ===========     ===========    ===========     ===========



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